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                                                                     EXHIBIT 5.1

                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050
                 TELEPHONE 650-493-9300 FACSIMILE 650-493-6811


                                 April 16, 1998

Artisan Components, Inc.
1195 Bordeaux Drive
Sunnyvale, CA 94089

     Re:     Registration Statement on Form S-1

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-1 to be filed by you with the Securities and Exchange Commission on April 16, 1998 (as such may be further amended or supplemented, the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of up to 3,795,000 shares (including an over-allotment option granted to the Underwriters to purchase 495,000 shares) of your Common Stock, $.001 par value per share (the "Shares"). Of the Shares, 1,463,870 shares (including all shares subject to the above-referenced over-allotment option) are authorized but heretofore unissued, and 2,331,130 shares are or will be issued and outstanding and held by the selling stockholders referred to in the Registration Statement. We understand that the Shares are to be sold to the Underwriters for resale to the public as described in the Registration Statement. As your legal counsel, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, by you in connection with the issuance and sale of the Shares.

         It is our opinion that the Shares, when issued and sold in the manner described in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendments thereto.

                                      Very truly yours,

                                      WILSON SONSINI GOODRICH & ROSATI
                                      Professional Corporation

                                      /s/ WILSON SONSINI GOODRICH & ROSATI